SUBSTITUTION OF POWER OF ATTORNEY

Know all by these present that the undersigned, appointed by Marita Zuraitis, as Attorney-in-fact with full power of substitution or revocation pursuant to a Power of Attorney filed with the Securities and Exchange Commission on February 2, 2021, hereby constitutes and appoints **Bari Fredericks** as true and lawful substitute attorney-in-fact to:

(1) execute for and on behalf of Marita Zuraitis in their capacity as a reporting person of Citizens Financial Group, Inc. (the "Company") pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

(2) do and perform any and all acts for and on behalf of the reporting person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the applicable stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such substitute attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the reporting person, it being understood that the documents executed by such substitute attorney-in-fact on behalf of the reporting person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such substitute attorney-in-fact may approve in her discretion.

The undersigned hereby grants to such substitute attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such substitute attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing substitute attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the reporting person's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the reporting person is no longer required to file Forms 3, 4 and 5 with respect to the reporting person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned or the reporting person in a signed writing delivered to the foregoing substitute attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of October, 2025.

Signature: Robin S. Elkowitz

Name: Robin S. Elkowitz

STATE OF Connecticut

COUNTY OF Fairfield

On this 9th day of October, 2025 the above signed personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public Georganne Stohr

My Commission Expires:

GEORGANNE STOHR
Notary Public, State of Connecticut
My Commission Expires Feb. 28, 2027